As filed with the Securities and Exchange Commission on April 16, 2003

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2003

ALLEGIANCE TELECOM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24509	75-2721491
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

9201 North Central Expressway Dallas, Texas 75231 214/261-2100
(Address of Principal Executive Offices) (Zip Code) (Registrant’s telephone number including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

Allegiance Telecom, Inc. (“Allegiance”) and Lucent Technologies Inc. (“Lucent”) have terminated the Master Procurement Agreement dated April 28, 2000 between the two parties (the “MPA Agreement”).  Under the MPA Agreement, Allegiance agreed to purchase an aggregate of $350 million of telecommunications products and services from Lucent over a six-year period ending December 31, 2005.  As of December 31, 2002, Allegiance’s remaining revenue commitment under the MPA Agreement was approximately $123.8 million.  Lucent and Allegiance have mutually agreed to terminate the MPA as of March 31, 2003, including the minimum revenue commitments contained therein, settle certain outstanding disputes between Lucent and Allegiance, and replace it with a General Purchase Agreement (“GPA Agreement”) that will govern future products and services purchased by Allegiance as well as products and services purchased by Allegiance from Lucent under the terms of the MPA Agreement. The GPA Agreement does not contain a minimum revenue commitment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on April 16, 2003.

ALLEGIANCE TELECOM, INC.

By	/s/ Mark B. Tresnowski
Mark B. Tresnowski
Executive Vice President, General Counsel and Secretary